EXHIBIT 99-2



                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)

          The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13D in connection with their beneficial ownership of the common stock of Daniel Green Company at July 31, 1997 and agree that this filing is filed on behalf of each of them.


August 11, 1997                   RIEDMAN CORPORATION


                                   By: /s/ James R. Riedman
                                      -----------------------------
                                      James R. Riedman, President


August 11, 1997                       /s/ James R. Riedman
                                      -----------------------------
                                            James R. Riedman